Exhibit 10.1

[Dealer name]

[Address]

[    ], 2020

To: LivaNova USA, Inc.

c/o LivaNova PLC

20 Eastbourne Terrace

London, United Kingdom, W2 6LG

Attention: [    ]

Telephone No.: [    ]

Re: Call Option Transaction

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the call option transaction entered into between [Dealer name] (“Dealer”)[, through its agent [Agent name, if applicable] (the “Agent”)] and LivaNova USA, Inc. (“Counterparty”) as of the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below. Each party further agrees that this Confirmation together with the Agreement evidence a complete binding agreement between Counterparty and Dealer as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern. Certain defined terms used herein are based on terms that are defined in the Indenture to be dated June 17, 2020 among Counterparty, Issuer, as guarantor, and Citibank, N.A., as trustee (the “Indenture”) relating to the 3.00% Cash Exchangeable Senior Notes due 2025 (as originally issued by Counterparty, the “Exchangeable Notes” and each USD 1,000 principal amount of Exchangeable Notes, an “Exchangeable Note”) issued by Counterparty in an aggregate initial principal amount of USD 250,000,000 (as increased by up to an aggregate principal amount of USD 37,500,000 if and to the extent that the Initial Purchasers (as defined below) exercise their over-allotment option to purchase additional Exchangeable Notes pursuant to the Purchase Agreement (the “Purchase Agreement”) dated as of June 11, 2020, among Counterparty, Issuer and Barclays Capital Inc. and BofA Securities, Inc., as representatives of the Initial Purchasers party thereto (the “Initial Purchasers”)). In the event of any inconsistency between the terms defined in the Offering Memorandum dated June 11, 2020 (the “Offering Memorandum”), the Indenture and this Confirmation, this Confirmation shall govern. The parties acknowledge that this Confirmation is entered into on the date hereof with the understanding that (i) definitions set forth in the Indenture which are also defined herein by reference to the Indenture and (ii) sections of the Indenture that are referred to herein will conform to the descriptions thereof in the Offering Memorandum. The parties further acknowledge that the Indenture section numbers used herein are based on the draft of the Indenture last reviewed by the parties as of the date of this Confirmation, and if any such section numbers are changed, added or renumbered upon execution of the Indenture, the parties will amend this Confirmation in good faith to preserve the intent of the parties. Subject to the foregoing, references to the Indenture herein are references to the Indenture as in effect on the date of its execution, and if the Indenture is amended or supplemented following such date (other than any amendment or supplement (x) pursuant to Section 10.01(l) of the Indenture that conforms the Indenture to the description of Exchangeable Notes in the Offering Memorandum or (y) pursuant to Section 14.07 of the Indenture, subject, in the case of this clause (y), to the second paragraph under “Method of Adjustment” in Section 3), any such amendment or supplement will be disregarded for purposes of this Confirmation (other than as provided in Section 9(i)(iv) below) unless the parties agree otherwise in writing.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below. Notwithstanding any other provision of this Confirmation, this Confirmation shall not in any respect be construed as or deemed to comprise a contract for the purchase by Issuer or Counterparty of any of its Shares or other securities and no purchase of such Shares or other securities shall be made by Issuer or Counterparty pursuant to this Confirmation.

1.     This Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form on the Trade Date (but without any Schedule except for the election of the laws of the State of New York as the governing law (without reference to choice of law doctrine) and that (i) in respect of Section 5(a)(vi) of the Agreement, the election that the “Cross Default” provisions shall apply to Dealer with (a) a “Threshold Amount” with respect to Dealer of two percent of the shareholders’ equity of Dealer as of the Trade Date, (b) the deletion of the phrase “, or becoming capable at such time of being declared,” from clause (1) and (c) the following language added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature, (y) funds were available to enable the party to make the payment when due. and (z) the payment is made within two Exchange Business Days of such party’s receipt of written notice of its failure to pay.”, and (ii) the modification that the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of Dealer’s banking business). In the event of any inconsistency between provisions of the Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement.

2.     The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms.

Trade Date:	June [ ], 2020

Effective Date:	June [ ], 2020

Option Style:	“Modified American”, as described under “Procedures for Exercise” below

Option Type:	Call

Buyer:	Counterparty

Seller:	Dealer

Shares:	The ordinary shares of LivaNova PLC (“Issuer”), par value GBP 1.00 per share (Exchange symbol “LIVN”).

Number of Options:	Initially 250,000. If and to the extent the Initial Purchasers exercise their over-allotment option to purchase additional Exchangeable Notes (“Additional Exchangeable Notes”) pursuant to the Purchase Agreement, on the date of such exercise, the Number of Options shall be increased by the number (the “Additional Note Number”) of Additional Exchangeable Notes in principal amount of $1,000 in respect of which such option is exercised. For the avoidance of doubt, the Number of Options shall be reduced by any Options exercised by Counterparty. In no event will the Number of Options be less than zero.

Applicable Percentage:	[ ]%[1]

1 Include Dealer’s percentage allocation of the overall capped call transaction.

Option Entitlement:	A number equal to the product of the Applicable Percentage and 16.3980.

Strike Price:	USD 60.9830

Cap Price:	USD 100.0000

Premium:	USD [ ]

Additional Premium:	If and to the extent the Initial Purchasers exercise their over-allotment option to purchase Additional Exchangeable Notes, the Additional Premium for the corresponding increase in the Number of Options shall be equal to USD [ ], multiplied by the Additional Note Number.

Premium Payment Date:	The settlement date for the initial issuance of Exchangeable Notes.

Additional Premium Payment Date:	Each settlement date for the issuance of Additional Exchangeable Notes. On each Additional Premium Payment Date, Buyer shall pay Seller the Additional Premium corresponding to the increase in the Number of Options in respect of such Additional Exchangeable Notes.

Exchange:	The NASDAQ Global Market

Related Exchange(s):	All Exchanges

Excluded Provisions:	Section 14.03 and Section 14.04(f) of the Indenture.

Procedures for Exercise.

Exchange Date:	With respect to any exchange of an Exchangeable Note (other than any exchange of Exchangeable Notes with an Exchange Date occurring prior to the Free Exchangeability Date (any such exchange, an “Early Exchange”), to which the provisions of Section 9(i)(i) of this Confirmation shall apply), the date on which the Holder (as such term is defined in the Indenture) of such Exchangeable Note satisfies all of the requirements for exchange thereof as set forth in Section 14.02(b) of the Indenture.

Free Exchangeability Date:	September 15, 2025.

Expiration Time:	The Valuation Time

Expiration Date:	December 15, 2025.

Multiple Exercise:	Applicable, as described under “Automatic Exercise” below.

Automatic Exercise:	Notwithstanding Section 3.4 of the Equity Definitions, on each Exchange Date occurring on or after the Free Exchangeability Date, in respect of which a Notice of Exchange (as defined in the Indenture) that is effective as to Counterparty has been delivered by the relevant exchanging Holder, a number of Options equal to the number of Exchangeable Notes in denominations of USD 1,000 as to which such Exchange Date has occurred shall be deemed to be automatically exercised; provided that such Options shall be exercised or deemed exercised only if Counterparty has provided a Notice of Exercise to Dealer in accordance with “Notice of Exercise” below.

Notwithstanding the foregoing, in no event shall the number of Options that are exercised or deemed exercised hereunder exceed the Number of Options.

Notice of Exercise:	Notwithstanding anything to the contrary in the Equity Definitions or under “Automatic Exercise” above, in order to exercise any Options relating to Exchangeable Notes with an Exchange Date occurring on or after the Free Exchangeability Date, Counterparty must notify Dealer in writing before 5:00 p.m. (New York City time) on the Scheduled Valid Day immediately preceding the Expiration Date specifying the number of such Options being exercised.

Valuation Time:	At the close of trading of the regular trading session on the Exchange; provided that if the principal trading session is extended, the Calculation Agent shall determine the Valuation Time in its reasonable discretion.

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby replaced in its entirety by the following:

“‘Market Disruption Event’ means, in respect of a Share, (i) a failure by the primary United States national or regional securities exchange or market on which the Shares are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. (New York City time) on any Scheduled Valid Day for the Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Shares or in any options contracts or futures contracts traded on any United States exchange relating to the Shares.”

Settlement Terms.

Settlement Method:	Cash Settlement

Cash Settlement:	Upon exercise of any Options hereunder, in lieu of Section 8.1 of the Equity Definitions, Dealer will pay to Counterparty, on the relevant Settlement Date for each such Option, an amount of cash (the “Cash Settlement Amount”) equal to the sum, for each Valid Day during the Settlement Averaging Period for such Option, of (i) the Daily Option Value for such Valid Day, divided by (ii) the number of Valid Days in the Settlement Averaging Period;

provided that in no event shall the Cash Settlement Amount for such Option exceed the Applicable Limit for such Option.

Daily Option Value:	For any Valid Day, an amount equal to (i) the Option Entitlement on such Valid Day, multiplied by (ii) (A) the lesser of the Relevant Price on such Valid Day and the Cap Price, less (B) the Strike Price on such Valid Day; provided that if the calculation contained in clause (ii) above results in a negative number, the Daily Option Value for such Valid Day shall be deemed to be zero. In no event will the Daily Option Value be less than zero.

Applicable Limit:	For any Option, an amount of cash equal to the Applicable Percentage multiplied by the excess of (i) the amount of cash paid to the Holder of the related Exchangeable Note upon exchange of such Exchangeable Note over (ii) USD 1,000.

Valid Day:	A day on which (i) there is no Market Disruption Event and (ii) trading in the Shares generally occurs on the Exchange or, if the Shares are not then listed on the Exchange, on the principal other United States national or regional securities exchange on which the Shares are then listed or, if the Shares are not then listed on a United States national or regional securities exchange, on the principal other market on which the Shares are then listed or admitted for trading. If the Shares are not so listed or admitted for trading, “Valid Day” means a Business Day.

Scheduled Valid Day:	A day that is scheduled to be a Valid Day on the principal United States national or regional securities exchange or market on which the Shares are listed or admitted for trading. If the Shares are not so listed or admitted for trading, “Scheduled Valid Day” means a Business Day.

Business Day:	Any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Relevant Price:	On any Valid Day, the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “LIVN US <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading to the scheduled close of trading of the primary trading session on such Valid Day (or if such volume-weighted average price is unavailable at such time, the market value of one Share on such Valid Day, as determined by the Calculation Agent using, if practicable, a volume-weighted average method). The Relevant Price will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

Settlement Averaging Period:	For any Option, the 50 consecutive Valid Days commencing on, and including, the 51st Scheduled Valid Day immediately prior to the Expiration Date.

Settlement Date:	For any Option, the second Business Day immediately following the final Valid Day of the Settlement Averaging Period.

Settlement Currency:	USD

3. Additional Terms applicable to the Transaction.

Adjustments applicable to the Transaction:

Potential Adjustment Events:	Notwithstanding Section 11.2(e) of the Equity Definitions, which Section shall not apply for purposes of the Transaction except as provided in Section 9(w) below, a “Potential Adjustment Event” means an occurrence of any event or condition, as set forth in any Dilution Adjustment Provision, that would result in an adjustment under the Indenture to the “Exchange Rate” or the composition of a “unit of Reference Property” or to any “Last Reported Sale Price”, “Daily VWAP” or “Daily Exchange Value” (each as defined in the Indenture). For the avoidance of doubt, Dealer shall not have any delivery or payment obligation hereunder, and no adjustment shall be made to the terms of the Transaction, on account of (x) any distribution of cash, property or securities by Issuer or Counterparty to holders of the Exchangeable Notes (upon exchange or otherwise) or (y) any other transaction in which holders of the Exchangeable Notes are entitled to participate, in each case, in lieu of an adjustment under the Indenture of the type referred to in the immediately preceding sentence (including, without limitation, pursuant to the first sentence of the third paragraph of Section 14.04(c) of the Indenture or the third sentence of the second paragraph of Section 14.04(d) of the Indenture).

Method of Adjustment:	Calculation Agent Adjustment, which means that, notwithstanding Section 11.2(c) of the Equity Definitions, which Section shall not apply for purposes of the Transaction except as provided in Section 9(w) below, upon any Potential Adjustment Event, the Calculation Agent shall make (A) an adjustment corresponding to the adjustment required to be made pursuant to the Indenture to any one or more of the Strike Price, Option Entitlement and any other variable relevant to the exercise, settlement or payment for the Transaction (other than the Number of Options and the Cap Price) and (B) a proportionate adjustment to the Cap Price to the extent any adjustment is made to the Strike Price pursuant to clause (A) above (which adjustment, for the avoidance of doubt, shall not prohibit Dealer from making any further adjustment to the Cap Price in accordance with, and subject in all respects to,

Section 9(w)); provided that in no event shall the Strike Price be greater than the Cap Price.

Notwithstanding the foregoing and “Consequences of Merger Events / Tender Offers” below:

(i)  if the Calculation Agent in good faith disagrees with any adjustment to the Exchangeable Notes that involves an exercise of discretion by Counterparty or its board of directors, Issuer or its board of directors (including, without limitation, pursuant to Section 14.05 of the Indenture, Section 14.07 of the Indenture or any supplemental indenture entered into thereunder or in connection with any proportional adjustment or the determination of the fair value of any securities, property, rights or other assets), then in each such case, the Calculation Agent will (A) determine the adjustment to be made to any one or more of the Strike Price, Option Entitlement and any other variable relevant to the exercise, settlement or payment for the Transaction (other than the Number of Options and the Cap Price) in a commercially reasonable manner and (B) make a proportionate adjustment to the Cap Price to the extent any adjustment is made to the Strike Price pursuant to clause (A) above (which adjustment, for the avoidance of doubt, shall not prohibit Dealer from making any further adjustments to the Cap Price in accordance with, and subject in all respects to, Section 9(w)); provided that in no event shall the Strike Price be greater than the Cap Price;

(ii)  in connection with any Potential Adjustment Event as a result of an event or condition set forth in Section 14.04(b) of the Indenture or Section 14.04(c) of the Indenture where, in either case, the period for determining “Y” (as such term is used in Section 14.04(b) of the Indenture) or “SP0” (as such term is used in Section 14.04(c) of the Indenture), as the case may be, begins before Issuer or Counterparty has publicly announced the event or condition giving rise to such Potential Adjustment Event, then the Calculation Agent shall have the right to adjust the Cap Price as appropriate (but in no case to a number lower than the Strike Price) to reflect the reasonable costs (including, but not limited to, hedging mismatches and market losses) and reasonable expenses incurred by Dealer in connection with its hedging activities as a result of such event or condition not having been publicly announced prior to the beginning of such period; and

(iii)   if any Potential Adjustment Event is declared and (a) the event or condition giving rise to such Potential Adjustment Event is subsequently amended, modified, cancelled or abandoned after the period during which the formula for adjusting the “Exchange Rate” (as defined in the Indenture) has commenced calculation, or (b) the “Exchange Rate” (as defined in the Indenture) is adjusted as a result of such Potential Adjustment Event and subsequently re-adjusted pursuant to the Dilution Adjustment Provisions (each of clauses (a) and (b), a “Potential Adjustment Event Change”) then, in each case, the Calculation Agent shall have the right to adjust the Cap Price as appropriate (but in no case to a number lower than the Strike Price) to reflect the reasonable costs (including, but not limited to, hedging mismatches and market losses) and reasonable expenses incurred by Dealer in connection with its hedging activities as a result of such Potential Adjustment Event Change.

Dilution Adjustment Provisions:	Sections 14.04(a), (b), (c), (d) and (e) and Section 14.05 of the Indenture.

Extraordinary Events applicable to the Transaction:

Merger Events:	Applicable; provided that notwithstanding Section 12.1(b) of the Equity Definitions, which Section shall not apply for purposes of the Transaction except as provided in Section 9(w) below or where Merger Event is used in “Announcement Event” and related provisions, a “Merger Event” means the occurrence of any event or condition set forth in the definition of “Share Exchange Event” in Section 14.07(a) of the Indenture.

Tender Offers:	Applicable; provided that notwithstanding Section 12.1(d) of the Equity Definitions, which Section shall not apply for purposes of the Transaction except as provided in Section 9(w) below or where Tender Offer is used in “Announcement Event” and related provisions (and, in each case, in which references in the definition of Tender Offer in Section 12.1(d) of the Equity Definitions to “10%” shall be deemed to be replaced with “25%”), a “Tender Offer” means the occurrence of any event or condition set forth in Section 14.04(e) of the Indenture.

Consequences of Merger Events/ Tender Offers:	Notwithstanding Section 12.2 and Section 12.3 of the Equity Definitions, which Sections shall not apply for purposes of the Transaction except as provided in Section 9(w) below, upon the occurrence of a Merger Event or a Tender Offer, the Calculation Agent shall make (A) a corresponding adjustment to any one or more of the nature of the Shares (in the case of a Merger Event), Strike Price,

Option Entitlement and any other variable relevant to the exercise, settlement or payment for the Transaction (other than the Number of Options and the Cap Price) to the extent an analogous adjustment would be required to be made pursuant to the Indenture in connection with such Merger Event or Tender Offer, subject to the sub-clause (i) under “Method of Adjustment” and (B) a proportionate adjustment to the Cap Price to the extent any adjustment is made to the Strike Price pursuant to clause (A) above (which adjustment, for the avoidance of doubt, shall not prohibit Dealer from making any further adjustment to the Cap Price in accordance with, and subject in all respects to, Section 9(w)); provided that in no event shall the Strike Price be greater than the Cap Price; provided further, that such adjustment shall be made without regard to any adjustment to the Exchange Rate pursuant to any Excluded Provision; provided further that if, with respect to a Merger Event or a Tender Offer, (i) the consideration for the Shares includes (or, at the option of a holder of Shares, may include) shares of an entity or person that is not a corporation (or treated as such for tax purposes) or is not organized under the laws of (a) England and Wales, (b) any member state of the European Union to the extent having the Issuer organized under the laws of such member state would not have a material adverse effect on Dealer’s rights and obligations hereunder, Dealer’s hedging activities or the costs of engaging in the foregoing, or (c) the United States, any State thereof or the District of Columbia or (ii) the Counterparty to the Transaction following such Merger Event will not be a corporation (or treated as such for tax purposes) organized under the laws of (a) England and Wales, (b) any member state of the European Union to the extent having the Counterparty organized under the laws of such member state would not have a material adverse effect on Dealer’s rights and obligations hereunder, Dealer’s hedging activities or the costs of engaging in the foregoing, or (c) the United States, any State thereof or the District of Columbia, then, in either case, Cancellation and Payment (Calculation Agent Determination) may apply in Dealer’s good faith, commercially reasonable discretion; provided further that, for the avoidance of doubt, adjustments shall be made pursuant to the provisions set forth above regardless of whether any Merger Event or Tender Offer gives rise to an Early Exchange.

Consequences of Announcement Events:	If an Announcement Event occurs, the Calculation Agent will determine the cumulative economic effect of the Announcement Event, whether within a commercially reasonable (as determined by the Calculation Agent) period of time prior to or after the Announcement Event, on the theoretical value of the Transaction on a date occurring a commercially reasonable period of time after the date of announcement of the relevant Announcement Event (which may include, without limitation, any actual or expected change in volatility, dividends, stock loan rate or liquidity relevant to the Shares or to the Transaction), and if such economic effect is material, the Calculation Agent will (x) adjust the Cap Price (but in no event to a number lower than the Strike Price) to reflect such economic effect and (y) determine the effective date of such adjustment; provided that, notwithstanding the foregoing, if the related Merger Date or Tender Offer Date, as the case may be, or any subsequent related Announcement Event, occurs on or after the effective date of such adjustment, any further adjustment to the terms of the Transaction with respect to such Merger Date, Tender Offer Date or Announcement Event pursuant to this Confirmation and/or the Equity Definitions shall take such earlier adjustment into account (and, for the avoidance of doubt, where Cancellation and Payment is applicable, the Determining Party shall take into account such adjustment in determining the Cancellation Amount); provided further that in no event shall the Cap Price be less than the Strike Price. An Announcement Event shall be an “Extraordinary Event” for purposes of the Equity Definitions, to which Article 12 of the Equity Definitions is applicable.

Announcement Event:	(i) The public announcement by Issuer, Counterparty, any of their subsidiaries or any Valid Third Party Entity (as defined below) of (x) any transaction or event that, if completed, would constitute a Merger Event or Tender Offer, (y) any acquisition or disposition by Issuer and/or its subsidiaries where the aggregate consideration exceeds 35% of the market capitalization of Issuer as of the date of such announcement (a “Significant Transaction”) or (z) the intention to enter into a Merger Event or Tender Offer or a Significant Transaction, (ii) the public announcement by Issuer or any subsidiary of Issuer of an intention to solicit or enter into, or to explore strategic alternatives or other similar undertaking that may include, a Merger Event or Tender Offer or a Significant Transaction or (iii) any subsequent public announcement by Counterparty, Issuer, any of their subsidiaries or any Valid Third Party Entity of a change to a transaction or intention that is the subject of an announcement of the type described in clause (i) or (ii) of this sentence. For the avoidance of doubt, the occurrence of an Announcement Event with respect to any transaction or intention shall not preclude the occurrence of a later Announcement Event with respect to such transaction or intention. For purposes of this definition of “Announcement Event,” (A) “Merger Event” shall mean such term as defined under Section 12.1(b) of the Equity Definitions (but, for the avoidance of doubt, the remainder of the definition of “Merger Event” in Section 12.1(b) of the Equity Definitions following the definition of “Reverse Merger” therein shall be disregarded) and (B) “Tender Offer” shall mean such term as defined under Section 12.1(d) of the Equity Definitions (as amended hereby). “Valid Third Party Entity” means, in respect of any transaction, any third party (or any agent or affiliate of such third party) that has a bona fide intent to enter into or consummate such transaction (it being understood and agreed that in determining whether such third party has such a bona fide intent, the Calculation Agent may take into consideration the effect of the relevant announcement by such third party on the Shares and/or options relating to the Shares).

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination); provided that, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors), such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the word “Shares” where it appears in clause (X) thereof with the words “Hedge Position”, (iii) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)” and (iv) adding the words “provided that in the case of clause (Y) hereof, the consequence of such law, regulation or interpretation is applied consistently by Dealer to all similar transactions in a non-discriminatory manner;” after the semi-colon in the last line thereof; provided further that, in the case of any increased cost described in clause (Y) of Section 12.9(a)(ii) of the Equity Definitions, the consequences provided with respect to “Increased Cost of Hedging” in Section 12.9(b)(vi) of the Equity Definitions shall apply, as if Increased Cost of Hedging were applicable to such event.

Failure to Deliver:	Not Applicable

Hedging Disruption:	Applicable; provided that:

(i) Section 12.9(a)(v) of the Equity Definitions is hereby amended by (a) inserting the following words at the end of clause (A) thereof: “in the manner contemplated by the Hedging Party on the Trade Date” and (b) inserting the following two phrases at the end of such Section:

      “For the avoidance of doubt, the term “equity price risk” shall be deemed to include, but shall not be limited to, stock price and volatility risk. And, for the further avoidance of doubt, any such transactions or assets referred to in phrases (A) or (B) above must be available on commercially reasonable pricing terms.”;

(ii)  Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words “to terminate the Transaction”, the words “or a portion of the Transaction affected by such Hedging Disruption”; and

(iii) it shall not be a Hedging Disruption if such inability occurs solely due to the deterioration of the creditworthiness of the Hedging Party.

Increased Cost of Hedging:	Not Applicable

Hedging Party:	For all applicable Additional Disruption Events, Dealer; provided that, when making any determination or calculation as “Hedging Party,” Dealer shall be bound by the same obligations relating to required acts of the Calculation Agent as set forth in Section 1.40 of the Equity Definitions and this Confirmation as if the Hedging Party were the Calculation Agent. The parties agree that they will comply with the provisions set forth in the second sentence under “Calculation Agent” below, as if the Hedging Party were the Calculation Agent for purposes thereof.

Determining Party:	For all applicable Extraordinary Events, Dealer; provided that, when making any determination or calculation as “Determining Party,” Dealer shall be bound by the same obligations relating to required acts of the Calculation Agent as set forth in Section 1.40 of the Equity Definitions and this Confirmation as if the Determining Party were the Calculation Agent. The parties agree that they will comply with the provisions set forth in the second sentence under “Calculation Agent” below, as if the Determining Party were the Calculation Agent for purposes thereof.

Non-Reliance:	Applicable

Agreements and Acknowledgments
Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

4. Calculation Agent.

Dealer; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, Counterparty shall have the right to designate a nationally recognized independent equity derivatives dealer to replace Dealer as the Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent.

Following any adjustment, determination or calculation by the Calculation Agent or Determining Party hereunder, upon a written request by Counterparty (which may be by email), the Calculation Agent or Determining Party, as the case may be, will promptly (but in any event within three Scheduled Trading Days) provide to Counterparty by email to the email address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such adjustment, determination or calculation (including any assumptions used in making such adjustment, determination or calculation), it being understood that in no event will Dealer be obligated to share with Counterparty any proprietary or confidential data or information or any proprietary or confidential models used by it in making such adjustment, determination or calculation.

5.	Account Details.

(a)	Account for payments to Counterparty:

To be provided.

(b)	Account for payments to Dealer:

Bank:	[ ]
ABA#:	[ ]
Acct No.:	[ ]
Beneficiary:	[ ]
Ref:	[ ]

6.	Offices.

(a)	The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party.

(b)	The Office of Dealer for the Transaction is: [ ].

7.	Notices.

(a)	Address for notices or communications to Counterparty:

LivaNova USA, Inc.

c/o LivaNova PLC

20 Eastbourne Terrace

London, United Kingdom, W2 6LG

Attention: [    ]

Telephone No.: [    ]

Email: [    ]

(b)	Address for notices or communications to Dealer:

[            ]

8.	Representations and Warranties of Counterparty.

Counterparty hereby represents and warrants to Dealer on the date hereof and on any date on which the Initial Purchasers exercise their over-allotment option to purchase additional Exchangeable Notes pursuant to the Purchase Agreement:

(a)

Counterparty has all necessary corporate power and authority to execute, deliver and perform its obligations in respect of the Transaction; such execution, delivery and performance have been duly authorized by all necessary corporate action on Counterparty’s part; and this Confirmation has been duly and validly executed and delivered by Counterparty and constitutes its valid and binding obligation, enforceable against Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution hereunder may be limited by federal or state securities laws or public policy relating thereto.

(b)

Neither the execution and delivery of this Confirmation nor the incurrence or performance of obligations of Counterparty hereunder will conflict with or result in a breach of (i) the certificate of incorporation or by-laws (or any equivalent documents) of Issuer or Counterparty, (ii) any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or (iii) any agreement or instrument to which Issuer or Counterparty or any of their subsidiaries is a party or by which Issuer, Counterparty or any of their subsidiaries is bound or to which Issuer, Counterparty or any of their subsidiaries is subject, or constitute a default under, or result in the creation of any lien under, any such agreement or instrument, except, in the case of clause (iii), to the extent that such conflict, breach, default or lien would not reasonably be expected to have a material adverse effect on Counterparty, Issuer, the Transaction or Dealer’s rights or obligations relating to the Transaction.

(c)

No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance by Counterparty of this Confirmation, except such as have been obtained or made and such as may be required under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws.

(d)

Counterparty is not and, after consummation of the transactions contemplated hereby, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(e)

Counterparty is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended, other than a person that is an eligible contract participant under Section 1a(18)(C) of the Commodity Exchange Act).

(f)	Each of Counterparty and Issuer is not, on the date hereof, aware of any material non-public information with respect to Issuer or the Shares.

(g)

To the knowledge of Counterparty, no state or local (including any non-U.S. jurisdiction’s) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares; provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer solely as a result of it being a financial institution or broker-dealer.

(h)

Counterparty (A) is capable of evaluating investment risks independently, both in general and with regard to the Transaction; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least USD 50 million.

(i)

Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that neither Dealer nor any of its affiliates is making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor statements).

(j)

Counterparty understands that notwithstanding any other relationship between Counterparty and Dealer and its affiliates, in connection with the Transaction and any other over-the-counter derivative transactions between Counterparty and Dealer or its affiliates, each of Dealer or its affiliates is acting as principal and is not a fiduciary or advisor in respect of any such transaction, including any entry, exercise, amendment, unwind or termination thereof.

(k)

Counterparty represents and warrants that it has received, read and understands the OTC Options Risk Disclosure Statement and a copy of the most recent disclosure pamphlet prepared by The Options Clearing Corporation entitled “Characteristics and Risks of Standardized Options”.

(l)

Each party acknowledges and agrees to be bound by the Conduct Rules of the Financial Industry Regulatory Authority, Inc. applicable to transactions in options, and further agrees not to violate the position and exercise limits set forth therein.

(m)	Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)).

9.    Other Provisions.

(a)

Opinions. Counterparty shall deliver to Dealer an opinion of counsel, dated as of the Premium Payment Date, with respect to the matters set forth in Sections 8(a) through (c) of this Confirmation. Delivery of such opinion to Dealer shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Dealer under Section 2(a)(i) of the Agreement.

(b)

Repurchase Notices. Counterparty shall on any day on which Issuer, directly or indirectly, effects any repurchase of Shares, give Dealer a written notice of such repurchase (a “Repurchase Notice”) if following such repurchase, the number of outstanding Shares as determined on such day is (i) less than [    ][2] million (in the case of the first such notice) or (ii) thereafter more than [    ][3] million less than the number of Shares included in the immediately preceding Repurchase

2 Insert the number of Shares outstanding that would cause Dealer’s maximum position in the Shares underlying the Transaction (including the number of Shares assuming the greenshoe is exercised in full) to increase by 1.0%.

3 Insert the number of Shares that, if repurchased, would cause Dealer’s maximum position in the Shares underlying the Transaction (including the number of Shares assuming the greenshoe is exercised in full) to increase by a further 0.5% from the threshold for the first Repurchase Notice.

Notice. Counterparty agrees to indemnify and hold harmless Dealer and its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses (including losses relating to Dealer’s hedging activities as a consequence of becoming, or of the risk of becoming, an “insider” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including without limitation, any forbearance from hedging activities or cessation of hedging activities and any losses in connection therewith with respect to the Transaction), claims, damages, judgments, liabilities and reasonable expenses (including reasonable attorney’s fees of one outside counsel in each relevant jurisdiction), joint or several, which an Indemnified Person may become subject to, in each case, as a result of Counterparty’s failure to provide Dealer with a Repurchase Notice on the day and in the manner specified in this paragraph, and to reimburse, within 30 days, upon written request, each of such Indemnified Persons for any reasonable and documented out-of-pocket legal or other expenses incurred in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the Indemnified Person as a result of Counterparty’s failure to provide Dealer with a Repurchase Notice in accordance with this paragraph, such Indemnified Person shall promptly notify Counterparty in writing, and Counterparty, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others Counterparty may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. Counterparty shall not be liable for any settlement of any such proceeding contemplated by this paragraph that is effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Counterparty agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Counterparty shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding contemplated by this paragraph in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person. If the indemnification provided for in this paragraph is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then Counterparty hereunder, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities. The remedies provided for in this paragraph 9(b) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The indemnity and contribution agreements contained in this paragraph shall remain operative and in full force and effect regardless of the termination of the Transaction.

(c)

Regulation M. Neither Issuer nor Counterparty is on the Trade Date engaged in a distribution, as such term is used in Regulation M under the Exchange Act, of any securities of Issuer, other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) and 102(b)(7) of Regulation M. Counterparty shall not, and Counterparty shall cause Issuer not to, until the second Scheduled Trading Day immediately following the Effective Date, engage in any such distribution.

(d)

No Manipulation. Counterparty is not entering into the Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise, in each case, in violation of the Exchange Act.

(e)	Transfer or Assignment.

(i)

Counterparty shall have the right to transfer or assign its rights and obligations hereunder with respect to all, but not less than all, of the Options hereunder (such Options, the “Transfer Options”); provided that such transfer or assignment shall be subject to reasonable conditions that Dealer may impose, including but not limited, to the following conditions:

(A)

With respect to any Transfer Options, Counterparty shall not be released from its notice and indemnification obligations pursuant to Section 9(b) or any obligations under Section 9(n) or 9(s) of this Confirmation;

(B)

Any Transfer Options shall only be transferred or assigned to a third party that is (x) a United States person (as defined in Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) or (y) an entity that is a tax resident in England and Wales;

(C)

Such transfer or assignment shall be effected on terms, including any reasonable undertakings by such third party (including, but not limited to, an undertaking with respect to compliance with applicable securities laws in a manner that, in the reasonable judgment of Dealer, will not expose Dealer to material risks under applicable securities laws) and execution of any reasonable documentation and delivery of legal opinions with respect to securities laws and other matters by such third party and Counterparty, as are reasonably requested and reasonably satisfactory to Dealer;

(D)

Dealer will not, as a result of such transfer and assignment , be required to pay the transferee on any payment date an amount under Section 2(d)(i)(4) of the Agreement greater than an amount that Dealer would have been required to pay to Counterparty in the absence of such transfer and assignment;

(E)	An Event of Default, Potential Event of Default or Termination Event will not occur as a result of such transfer and assignment;

(F)

Without limiting the generality of clause (B), Counterparty shall cause the transferee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Dealer to permit Dealer to determine that the results described in clause (D) will not occur upon or after such transfer and assignment; and

(G)	Counterparty shall be responsible for all reasonable costs and expenses, including reasonable counsel fees, incurred by Dealer in connection with such transfer or assignment.

(ii)

Dealer may transfer or assign all or any part of its rights or obligations under the Transaction (A) without Counterparty’s consent, to any affiliate of Dealer (1) that has a long-term issuer rating that is equal to or better than Dealer’s credit rating by both of S&P Global Ratings or its successor (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) at the time of such transfer or assignment, or (2) whose obligations hereunder will be guaranteed, pursuant to the terms of a customary guarantee in a form used by Dealer generally for similar transactions, by Dealer or Dealer’s ultimate parent, or (B) with Counterparty’s consent (such consent not to be unreasonably withheld or delayed), to any other third party; provided that, in the case of any transfer or assignment described in clause (A) or (B) above, such a transfer or assignment shall not occur unless (I) an Event of Default, Potential Event of Default or Termination Event will not occur as a result of such transfer and assignment; (II) at the time of such transfer or assignment either (i) each Dealer and the transferee or assignee in any such transfer or assignment is a “dealer in securities” within the meaning of Section 475(c)(1) of the Code or (ii) the transfer or assignment does not result in a deemed exchange by Counterparty within the meaning of Section 1001 of the Code; (III) Counterparty would not, at the time and as a result of such transfer or assignment, reasonably be expected to become subject to any law, regulation or similar requirement to which it would not otherwise have been subject absent such transfer or assignment; and (IV) Counterparty will not, as a result of such transfer or assignment, reasonably be expected to suffer material adverse tax consequences from such transfer or assignment at such time or on any later date. In addition, (A) the transferee or assignee shall agree that following such transfer or assignment, Counterparty will not (x) receive from the transferee or assignee on any payment date or delivery date (after accounting for amounts paid by the transferee or assignee under Section 2(d)(i)(4) of the Agreement as well as any withholding or deduction of Tax from the payment or delivery) an amount or a number of Shares, as applicable, lower than the amount or the number of Shares, as applicable, that Dealer would have been required to pay or deliver to Counterparty in the absence of such transfer or assignment, or (y) be required to pay such assignee or transferee on any payment date an amount under Section 2(d)(i)(4) of the Agreement greater than an amount that Counterparty would have been required to pay to Dealer in the absence of such transfer or assignment, and (B) the transferee or assignee shall make such Payee Tax Representations and shall provide such tax documentation as may be reasonably requested by Counterparty to permit Counterparty to make any necessary determinations pursuant to clause (A) of this proviso.

(iii)

If at any time at which (A) the Section 16 Percentage exceeds 9.0%, (B) the Option Equity Percentage exceeds 14.5%, or (C) the Share Amount exceeds the Applicable Share Limit (if any applies) (any such condition described in clauses (A), (B) or (C), an “Excess Ownership Position”), Dealer is unable after using its commercially reasonable efforts to effect a transfer or assignment of Options to a third party on pricing terms reasonably acceptable to Dealer and within a time period reasonably acceptable to Dealer such that no Excess Ownership Position exists, then Dealer may designate any Exchange Business Day as an Early Termination Date with respect to a portion of the Transaction (the “Terminated Portion”), such that following such partial termination no Excess Ownership Position exists. In the event that Dealer so designates an Early Termination Date with respect to a portion of the Transaction, a payment shall be made pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Transaction and a Number of Options equal to the number of Options underlying the Terminated Portion, (2) Counterparty were the sole Affected Party with respect to such partial termination and (3) the Terminated Portion were the sole Affected Transaction. Dealer shall notify Counterparty of an Excess Ownership Position with respect to which it intends to seek a transfer or assignment as soon as reasonably practicable after becoming aware of such an Excess Ownership Position and shall use good faith efforts to avoid an Excess Ownership Position. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Dealer and any of its affiliates or any other person subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Dealer is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day. The “Option Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the sum of (1) the product of the Number of Options and the Option Entitlement and (2) the aggregate number of Shares underlying any other call option transaction for which the “Shares” (or equivalent term with respect to such transaction) are the Shares sold by Dealer to Issuer or Counterparty, and (B) the denominator of which is the number of Shares outstanding. The “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Issuer or Counterparty that are, in each case, applicable to ownership of Shares (excluding those arising under Sections 13 or 16 of the Exchange Act, in each case, as in effect on the Trade Date, “Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by Dealer in its reasonable discretion. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements of a Dealer Person, or is reasonably likely to result in an adverse effect on a Dealer Person, under any Applicable Restriction, as determined by Dealer in its reasonable discretion, minus (B) 1% of the number of Shares outstanding.

(f)	[Reserved]

(g)	[Reserved]

(h)	[Reserved]

(i)	Additional Termination Events.

(i)

Notwithstanding anything to the contrary in this Confirmation, upon any Early Exchange in respect of which a Notice of Exchange that is effective as to Counterparty has been delivered by the relevant exchanging Holder:

(A)

Counterparty shall, within five Scheduled Trading Days of the Exchange Date for such Early Exchange, provide written notice (an “Early Exchange Notice”) to Dealer specifying the number of Exchangeable Notes surrendered for exchange on such Exchange Date (such Exchangeable Notes, the “Affected Exchangeable Notes”), and the giving of such Early Exchange Notice shall constitute an Additional Termination Event as provided in this clause (i);

(B)

upon receipt of any such Early Exchange Notice, Dealer shall designate an Exchange Business Day as an Early Termination Date (which Exchange Business Day shall be on or as promptly as reasonably practicable after the related settlement for such Early Exchange) with respect to the portion of the Transaction corresponding to a number of Options (the “Affected Number of Options”) equal to the lesser of (x) the number of Affected Exchangeable Notes and (y) the Number of Options as of the Exchange Date for such Early Exchange;

(C)

any payment hereunder with respect to such termination shall be calculated pursuant to Section 6 of the Agreement as if (x) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Transaction and a Number of Options equal to the Affected Number of Options, (y) Counterparty were the sole Affected Party with respect to such Additional Termination Event and (z) the terminated portion of the Transaction were the sole Affected Transaction; provided that the amount payable with respect to such termination shall not be greater than (1) the Applicable Percentage, multiplied by (2) the Affected Number of Options, multiplied by (3) (x) the amount of cash paid (if any) to the Holder (as such term is defined in the Indenture) of an Affected Exchangeable Note upon exchange of such Affected Exchangeable Note, minus (y) USD 1,000;

(D)

for the avoidance of doubt, in determining the amount payable in respect of such Affected Transaction pursuant to Section 6 of the Agreement, the Calculation Agent shall assume that (x) the relevant Early Exchange and any exchanges, adjustments, agreements, announcements, payments, deliveries, acquisitions or other corporate events leading thereto had not occurred, (y) no adjustments to the Exchange Rate have occurred pursuant to any Excluded Provision and (z) the corresponding Exchangeable Notes remain outstanding; and

(E)	the Transaction shall remain in full force and effect, except that, as of the Exchange Date for such Early Exchange, the Number of Options shall be reduced by the Affected Number of Options.

(ii)

Notwithstanding anything to the contrary in this Confirmation if an event of default occurs under the terms of the Exchangeable Notes as set forth in Section 6.01 of the Indenture that results in an acceleration of the Exchangeable Notes, then such acceleration shall constitute an Additional Termination Event applicable to the Transaction and, with respect to such Additional Termination Event, (A) Counterparty shall be deemed to be the sole Affected Party, (B) the Transaction shall be the sole Affected Transaction and (C) Dealer shall be the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement.

(iii)

Promptly (but in any event within five Scheduled Trading Days) following any Repurchase Event (as defined below), Counterparty shall notify Dealer of such Repurchase Event and the aggregate principal amount of Exchangeable Notes subject to such Repurchase Event (any such notice, a “Exchangeable Notes Repurchase Notice”); provided that any such Exchangeable Notes Repurchase Notice shall contain an acknowledgment by Counterparty of its responsibilities under applicable securities laws, and in particular Section 9 and Section 10(b) of the Exchange Act and the rules and regulations thereunder, in respect of such Repurchase Event and the delivery of such Exchangeable Notes Repurchase Notice. The receipt by Dealer from Counterparty of any Exchangeable Notes Repurchase Notice shall constitute an Additional Termination Event as provided in this Section 9(i)(iii). Upon receipt of any such Exchangeable Notes Repurchase Notice, Dealer shall designate an Exchange Business Day following receipt of such Exchangeable Notes Repurchase Notice (which Exchange Business Day shall be on or as promptly as reasonably practicable after the related settlement date for the relevant Repurchase Event) as an Early Termination Date with respect to the portion of the Transaction corresponding to a number of Options (the “Repurchase Options”) equal to the lesser of (A) the aggregate principal amount of such Exchangeable Notes specified in such Exchangeable Notes Repurchase Notice, divided by USD 1,000 and (B) the Number of Options as of the date Dealer designates such Early Termination Date and, as of such date, the Number of Options shall be reduced by the number of Repurchase Options. Any payment hereunder with respect to such termination (the “Repurchase Unwind Payment”) shall be calculated pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Transaction and a Number of Options equal to the number of Repurchase Options, (2) Counterparty were the sole Affected Party with respect to such Additional Termination Event and (3) the terminated portion of the Transaction were the sole Affected Transaction, and for the avoidance of doubt, in determining the amount payable in respect of such Repurchase Unwind Payment, the Calculation Agent shall assume that (x) the relevant Repurchase Event and any repurchases, exchanges, adjustments, agreements, announcements, payments, deliveries or other events leading thereto had not occurred, (y) no adjustments to the Exchange Rate have occurred pursuant to any Excluded Provision and (z) the corresponding Exchangeable Notes remain outstanding. “Repurchase Event” means that (i) any Exchangeable Notes are repurchased or redeemed (whether pursuant to Sections 15.02, 16.01 and 17.01 of the Indenture or otherwise) by Issuer, Counterparty or any of their respective subsidiaries,

(ii) any Exchangeable Notes are delivered to Counterparty or Issuer in exchange for delivery of any property or assets of Issuer, Counterparty or any of their respective subsidiaries (howsoever described), (iii) any principal of any of the Exchangeable Notes is repaid prior to the final maturity date of the Exchangeable Notes (other than upon acceleration of the Exchangeable Notes described in Section 9(i)(ii)), or (iv) any Exchangeable Notes are exchanged by or for the benefit of the Holders (as defined in the Indenture) thereof for any other securities of Issuer, Counterparty or any of their Affiliates (or any other property, or any combination thereof) pursuant to any exchange offer or similar transaction; provided that any exchange of Exchangeable Notes pursuant to the terms of the Indenture shall not constitute a Repurchase Event.

(iv)

Notwithstanding anything to the contrary in this Confirmation, the occurrence of an Amendment Event shall constitute an Additional Termination Event applicable to the Transaction and, with respect to such Additional Termination Event, (A) Counterparty shall be deemed to be the sole Affected Party, (B) the Transaction shall be the sole Affected Transaction and (C) Dealer shall be the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement (which Early Termination Date, if any, shall occur as promptly as commercially reasonably practicable after the occurrence of the relevant Amendment Event). “Amendment Event” means that Counterparty amends, modifies, supplements, waives or obtains a waiver in respect of any term of the Indenture or the Exchangeable Notes governing the principal amount, coupon, maturity, repurchase obligation of Issuer or Counterparty, redemption right of Issuer or Counterparty, any term relating to exchange of the Exchangeable Notes (including changes to the exchange rate, exchange rate adjustment provisions, exchange settlement dates or exchange conditions), or any term that would require consent of the holders of not less than 100% of the principal amount of the Exchangeable Notes to amend (other than, in each case, any amendment or supplement (x) pursuant to Section 10.01(l) of the Indenture that, as determined by the Calculation Agent, conforms the Indenture to the description of Exchangeable Notes in the Offering Memorandum or (y) pursuant to Section 14.07 of the Indenture), in each case, without the consent of Dealer (such consent not to be unreasonably withheld or delayed).

(j)	Amendments to Equity Definitions.

(i)

Section 11.2(e)(vii) of the Equity Definitions is hereby amended by (x) inserting the word “corporate” immediately prior to the word “event” and (y) deleting the words “a diluting or concentrative” and replacing them with the words “a material” and adding the phrase “or the Options” at the end of the sentence.

(ii)

Section 12.9(b)(i) of the Equity Definitions is hereby amended by inserting the phrase “; provided that Counterparty may only elect to terminate the Transaction upon the occurrence of a Change in Law or Insolvency Filing if concurrently with electing to terminate the Transaction, Counterparty provides to Dealer an acknowledgment of its responsibilities under applicable securities laws, and in particular Section 9 and Section 10(b) of the Exchange Act and the rules and regulations thereunder.

(iii)

Section 12.9(b)(vi) of the Equity Definitions is hereby amended by inserting the phrase “; provided that Counterparty may only elect to terminate the Transaction upon the occurrence of an Increased Cost of Hedging if concurrently with electing to terminate the Transaction, Counterparty provides to Dealer an acknowledgment of its responsibilities under applicable securities laws, and in particular Section 9 and Section 10(b) of the Exchange Act and the rules and regulations thereunder.

(k)	[Reserved]

(l)	[Reserved]

(m)

Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to the Transaction. Each party (i) certifies that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into the Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

(n)

Registration. Counterparty hereby agrees that if, in the good faith reasonable judgment of Dealer based on the advice of counsel, the Shares (“Hedge Shares”) acquired by Dealer for the purpose of hedging its obligations pursuant to the Transaction cannot be sold in the public market by Dealer without registration under the Securities Act, Counterparty shall, at its election, either (i) in order to allow Dealer to sell the Hedge Shares in a registered offering, cause Issuer to make available to Dealer an effective registration statement under the Securities Act and cause Issuer to enter into an agreement, in form and substance satisfactory to Dealer, substantially in the form of an underwriting agreement for a registered secondary offering; provided, however, that if Dealer, in its sole reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) of this paragraph shall apply at the election of Counterparty or (ii) in order to allow Dealer to sell the Hedge Shares in a private placement, cause Issuer to enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance satisfactory to Dealer (in which case, the Calculation Agent shall make any adjustments to the terms of the Transaction that are necessary, in its reasonable judgment, to compensate Dealer for any discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement).

(o)

Tax Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

(p)

Right to Extend. Dealer may postpone or add, in whole or in part, any Valid Day or Valid Days during the Settlement Averaging Period or any other date of valuation, payment or delivery by Dealer, with respect to some or all of the Options hereunder, if Dealer reasonably determines, in its commercially reasonable discretion and, in respect of clause (ii) below, based on the advice of counsel, that such action is reasonably necessary or advisable (i) to preserve Dealer’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions (but only if there is a material decrease in liquidity relative to the Trade Date) or (ii) to enable Dealer to effect purchases or sales of Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would, if Dealer were an affiliated purchaser of Issuer, be in compliance with applicable legal or regulatory requirements, requirements of self-regulatory organizations with jurisdiction over Dealer or its affiliates, or with related policies and procedures adopted in good faith by Dealer (so long as such policies and procedures would generally be applicable to counterparties similar to Counterparty and transactions similar to the Transaction); provided that no such Valid Day or other date of valuation, payment or delivery may be postponed or added more than 50 Valid Days after the original Valid Day or other date of valuation, payment or delivery, as the case may be.

(q)	[Reserved]

(r)

Securities Contract; Swap Agreement. The parties hereto intend for (i) the Transaction to be a “securities contract” and a “swap agreement” as defined in the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code, (ii) a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as described in the Bankruptcy Code, and (iii) each payment and delivery of cash, securities or other property hereunder to constitute a “margin payment” or “settlement payment” and a “transfer” as defined in the Bankruptcy Code.

(s)	Notice of Certain Other Events. Counterparty covenants and agrees that:

(i)

promptly following the public announcement of the results of any election by the holders of Shares with respect to the consideration due upon consummation of any Merger Event, Counterparty shall give Dealer written notice of the weighted average of the types and amounts of consideration received by holders of Shares upon consummation of such Merger Event (the date of such notification, the “Consideration Notification Date”); provided that in no event shall the Consideration Notification Date be later than the date on which such Merger Event is consummated; and

(ii)

(A) Counterparty shall give Dealer commercially reasonable advance (but in no event less than two Exchange Business Days) written notice of the section or sections of the Indenture and, if applicable, the formula therein, pursuant to which any adjustment will be made to the Exchangeable Notes in connection with any Potential Adjustment Event, Merger Event or Tender Offer and (B) promptly following any such adjustment, Counterparty shall give Dealer written notice of the details of such adjustment.

(t)

Wall Street Transparency and Accountability Act. In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under the WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from Change in Law, Hedging Disruption, an Excess Ownership Position, or Illegality (as defined in the Agreement)).

(u)

Agreements and Acknowledgments Regarding Hedging. Counterparty understands, acknowledges and agrees that: (A) at any time on and prior to the Expiration Date, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Transaction; (B) Dealer and its affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the Transaction; (C) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of Issuer shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Relevant Prices; and (D) any market activities of Dealer and its affiliates with respect to Shares may affect the market price and volatility of Shares, as well as the Relevant Prices, each in a manner that may be adverse to Counterparty.

(v)	Early Unwind.

(i)

In the event (x) the sale of the “Firm Notes” (as defined in the Purchase Agreement) is not consummated with the Initial Purchasers for any reason by 5:00 p.m. (New York City time) on the Premium Payment Date, or such later date as agreed upon by the parties (the Premium Payment Date or such later date the “Early Unwind Date”) or (y) each of the 2019 Debt Facility, the 2017 EIB loan, the 2014 EIB loan (each as defined in the Offering Memorandum) and the Facility Agreement dated July 25, 2019 between Issuer, Italian Branch and Banca Nazionale Del Lavoro S.p.A. is not repaid in full and terminated on or prior to the Premium Payment Date, the Transaction shall automatically terminate (the “Early Unwind”) on the Early Unwind Date and (i) the Transaction and all of the respective rights and obligations of Dealer and Counterparty under the Transaction shall be cancelled and terminated and (ii) each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of and to be performed in connection with the Transaction either prior to or after the Early Unwind Date; provided that (x) Counterparty shall reimburse Dealer for any hedging losses reasonably incurred in connection with Dealer’s disposition of any hedge position with respect to the Transaction in connection with any Early Unwind and (y) with respect to any Early Unwind, Dealer shall return on the Early Unwind Date any Premium actually paid by Counterparty. Each of Dealer and Counterparty represents and acknowledges to the other that, subject to the proviso included in this Section 9(v)(i), upon an Early Unwind, all obligations with respect to the Transaction shall be deemed fully and finally discharged.

(ii)

In the event (x) the sale of any “Additional Notes” (as defined in the Purchase Agreement) is not consummated with the Initial Purchasers for any reason by 5:00 p.m. (New York City time) on the related Additional Premium Payment Date, or such later date as agreed upon by the parties (the related Additional Premium Payment Date or such later date the “Additional Early Unwind Date”) or (y) each of the 2019 Debt Facility, the 2017 EIB loan, the 2014 EIB loan (each as defined in the Offering Memorandum) and the Facility Agreement dated July 25, 2019 between Issuer, Italian Branch and Banca Nazionale Del Lavoro S.p.A. is not repaid in full and terminated on or prior to the related Additional Premium Payment Date, the Number of Options shall not be increased as set forth in the second sentence opposite the caption “Number of Options” above in connection with the purchase and sale of such “Additional Notes” (the “Additional Early Unwind”) and (i) such increase in the Number of Options and all of the respective rights and obligations of Dealer and Counterparty in respect of such increase in the Number of Options (including, without limitation, Counterparty’s obligation to pay the related Additional Premium) shall be cancelled and terminated and (ii) each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of and to be performed in connection with such increase in the Number of Options either prior to or after the Additional Early Unwind Date; provided that (x) Counterparty shall reimburse Dealer for any hedging losses reasonably incurred in connection with Dealer’s disposition of any hedge position with respect to such increase in the Number of Options in connection with any Additional Early Unwind and (y) with respect to any Additional Early Unwind, Dealer shall return on the Additional Early Unwind Date any Additional Premium actually paid by Counterparty. Each of Dealer and Counterparty represents and acknowledges to the other that, subject to the proviso included in this Section 9(v)(ii), upon an Additional Early Unwind, all obligations with respect to the related increase in the Number of Options as set forth in the second sentence opposite the caption “Number of Options” above shall be deemed fully and finally discharged.

(w)

Other Adjustments Pursuant to the Equity Definitions. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions or this Confirmation, upon the occurrence of a Merger Date, the occurrence of a Tender Offer Date, or declaration by Issuer or Counterparty of the terms of any Potential Adjustment Event, the Calculation Agent shall adjust the Cap Price as the Calculation Agent determines appropriate to account for the economic effect on the Transaction of such occurrence or declaration; provided that (i) in no event shall the Cap Price be less than the Strike Price and (ii) that any adjustment to the Cap Price pursuant to this Section 9(w) shall be made without duplication of any other adjustment or determination pursuant to this Confirmation (including, for the avoidance of doubt, adjustments or determinations made in accordance with “Method of Adjustment,” “Consequences of Merger Events” and “Announcement Event” in Section 3 of this Confirmation). Solely for purposes of this Section 9(w) (1) the terms “Merger Date,” “Tender Offer Date,” “Potential Adjustment Event,” “Merger Event,” and “Tender Offer” shall each have the meanings assigned to each such term in the Equity Definitions (in the case of the definition of “Potential Adjustment Event”, as amended by Section 9(j)(i), and in the case of the definition of

“Tender Offer”, as amended by Section 3 and as if all references to “voting shares” in Sections 12.1(d), 12.1(e) and 12.1(l) of the Equity Definitions were instead references to “Shares”) and (2) “Extraordinary Dividend” means any cash dividend on the Shares.

(x)	Amendment. This Confirmation and the Agreement may not be modified, amended or supplemented, except in a written instrument signed by Counterparty and Dealer.

(y)	Counterparts. This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(z)

Delivery of Tax Certificates. On or prior to the Trade Date and at any other time reasonably requested by Dealer, Counterparty shall have delivered to Dealer a properly completed U.S. Internal Revenue Service Form W-9. On or prior to the Trade Date and at any other time reasonably requested by Counterparty, Dealer shall have delivered to Counterparty a properly completed U.S. Internal Revenue Service Form W-9 or U.S. Internal Revenue Service Form W-8ECI.

(aa)

FATCA. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, and “Tax”, as used in any representation being made for the purpose of Section 3(e) of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(bb)

2015 Section 871(m) Protocol. The parties agree that the definitions and provisions contained in the 2015 Section 871(m) Protocol, as published by ISDA, are incorporated into and apply to the Agreement as if set forth in full herein.

10.    Additional Provisions.

[Insert applicable Dealer-specific provisions].

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning to Dealer.

Very truly yours,

[DEALER NAME]

By:
Name:
Title:

Accepted and confirmed

as of the Trade Date:

LIVANOVA USA, INC.

By:
Name:
Title: